Exhibit 10.1

SECURED PROMISSORY NOTE
$3,000,000 September 5, 2024
This Secured Promissory Note (this “Note”) is entered into and effective as of the date first written above.
RECITALS
WHEREAS, Yield10 Bioscience, Inc., a Delaware corporation (the “Company”), Yield10 Oilseeds Inc., a company organized under the laws of Canada (“Oilseeds”), and Nuseed Nutritional US Inc., a Delaware corporation (“Nuseed”, and together with its successors and permitted assigns, the “Holder”), are in the process of negotiating the potential purchase by Nuseed of substantially all of the assets of the Company and Oilseeds (the “Potential Transaction”);
WHEREAS, in order to fulfill the liquidity needs of the Company and Oilseeds during the negotiation and consummation of the Potential Transaction, Nuseed has agreed to provide interim financing to the Company and Oilseeds in the form of this Note;
WHEREAS, the parties contemplate that the purchase price for the Potential Transaction will be $5,000,000 and that a portion of such amount will be paid via forgiveness of the amounts outstanding under this Note when the Potential Transaction is consummated; and
WHEREAS, the parties contemplate that Nuseed may assume certain obligations of contracts, leases, or payroll for certain employees of the Company and Oilseeds (up to a total of $400,000 of current obligations) prior to the consummation of the Potential Transaction, which assumption would be addressed under a separate agreement.
NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
For value received, the undersigned, the Company, Oilseeds, and Yield10 Bioscience Securities Corp. (f/k/a Metabolix Securities Corp.), a Massachusetts corporation (“Securities Corp” and together with the Company and Oilseeds, collectively, the “Borrowers” and each, a “Borrower”), jointly and severally promise to pay to the order of the Holder the aggregate principal sum of THREE MILLION AND 00/100 DOLLARS ($3,000,000), or so much thereof as may be advanced and outstanding pursuant to the terms hereof, together with accrued and unpaid interest thereon and any other amount that becomes due and payable hereunder, on the date and in the manner set forth below.
1.The Note.
(a)Borrowing. The Borrowers may from time to time during the term of this Note request certain advances; provided, however, that no advance will exceed $1,000,000 and the aggregate principal amount of all advances to be made by Holder to the Borrowers pursuant to this Note shall not exceed $3,000,000 (the “Maximum Loan Amount”). If at any time the aggregate principal amount of all advances pursuant to this Note exceeds the Maximum Loan Amount, the Borrowers agree to repay an amount equal to such excess promptly upon notice from Holder (but no later than two (2) business days from such notice). Any amounts advanced by Holder to the Borrowers pursuant to this Note and subsequently repaid by the Borrowers to the Holder, either in whole or in part, may not be reborrowed by the Borrowers.

(b)Advances. Advances hereunder, to the total amount not to exceed the Maximum Loan Amount, may be made by the Holder at the written request (such request to be in the form of Exhibit A hereto) (a “Notice of Borrowing”) of the chief accounting officer of the Borrowers acting alone who is authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the Holder, or any person, with respect to advances deposited to the credit of any deposit account of any Borrower, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of the Borrowers regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. A Notice of Borrowing must be delivered by the Borrowers to the Holder prior to noon at least three (3) business days prior to the date on which such borrowing is to be made by Holder to the Borrowers. The Holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by the Borrowers.
2.Repayment. The Borrowers shall repay the outstanding principal balance of all advances made by Holder pursuant to this Note, together with all unpaid interest accrued thereon and other amounts due and owing, on the Maturity Date. The Borrowers may prepay the outstanding principal amount of this Note at any time or from time to time, without premium or penalty. All payments shall be applied first to interest, and thereafter to principal.
3.Interest.
(a)The principal balance of this Note shall accrue interest from the date hereof until full and final repayment of the principal amount hereof at a rate of 7.00% per annum (the “Interest Rate”). Interest shall be computed on the basis of a year of 360 days and the actual days elapsed.
(b)Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default, all amounts due hereunder shall bear interest from the date of occurrence of such Event of Default until such Event of Default is cured or waived at a rate equal to the sum of (i) the Interest Rate and (ii) 2.00% per annum.
(c)In the event that any interest rate(s) provided for in this Section 3 or otherwise in this Note shall be determined to exceed any limitation on interest under applicable law, such interest rate(s) shall be computed at the highest rate permitted by applicable law. Any payment by the Borrower of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of the Note without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to the Borrowers.
4.Security.
(a)Grant of Security. As security for the payment or performance, as the case may be, of all obligations owed by the Borrowers under this Note and all other obligations and liabilities of the Borrowers to the Holder, whether under this Note or otherwise, whether now existing or hereafter incurred, each Borrower hereby assigns and pledges to the Holder, its successors and assigns, and, to the extent permitted under applicable law, hereby grants to the Holder a senior lien on and security interest in any and all assets of such Borrower, whether now owned or at any time hereafter acquired by such Borrower or in which such Borrower now has or at any time in the future may acquire any right, title or interest (the “Collateral”), including, without limitation, the following:
(i)all Accounts;

(ii)all Chattel Paper;
(iii)all Documents;
(iv)all Equipment;
(v)all General Intangibles;
(vi)all Goods;
(vii)all Instruments;
(viii)all Inventory;
(ix)all Investment Property;
(x)all books and records pertaining to the Collateral;
(xi)all Fixtures;
(xii)all Letter of Credit and Letter-of-Credit Rights;
(xiii)all Intellectual Property, including any Borrower’s rights under any Patent Licenses, Trademark Licenses and Copyright Licenses;
(xiv)all Commercial Tort Claims; and
(xv)to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any person with respect to any of the foregoing.
The following terms when used in this Note shall have the meanings assigned to them in Article 9 of the Uniform Commercial Code as in effect from time to time: “Accounts”, “Chattel Paper”, “Documents”, “Equipment”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Fixtures”, “Letter of Credit”, “Letter-of-Credit Rights”, “Commercial Tort Claim”, “Supporting Obligations” and “Proceeds”.
(b)Authority to File. Each Borrower hereby irrevocably authorizes the Holder at any time and from time to time to file in any relevant jurisdiction any initial financing statements, security agreements or other filings necessary or desirable, as determined by the Holder in its sole discretion, in order to perfect the liens and security interests granted pursuant to Section 4(a). Each Borrower hereby agrees to provide any documents and information necessary to carry out the foregoing, promptly following reasonable request by the Holder.
(c)Representations and Warranties. Each Borrower represents and warrants to the Holder that:
(i)Such Borrower has good and valid rights and title to the Collateral with respect to which it has purported to grant a lien on or security interest in such Collateral and to execute, deliver and perform its obligations in accordance with the terms hereof, without the consent or approval of any other person other than any consent or approval that has already been obtained.
(ii)The applicable portion of the Collateral is owned by such Borrower free and clear of any liens, encumbrances or security interests of any kind or nature, except as previously disclosed to the Holder in writing.

(d)Holder as Attorney in Fact.
(i)Each Borrower hereby irrevocably constitutes and appoints the Holder and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Borrower and in the name of such Borrower or in its own name, for the purpose of carrying out the terms of this Note, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Note in accordance with this Note, and, without limiting the generality of the foregoing, each Borrower hereby gives the Holder the power and right, on behalf of such Borrower, without notice to or assent by such Borrower, to do any or all of the following upon the occurrence and during the continuation of an Event of Default, unless prohibited by any requirement of law:
(1)in the name of such Borrower or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or material contractual obligation subject to a security interest or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed reasonably necessary and appropriate by the Holder for the purpose of collecting any and all such moneys due under any Account or contractual obligation subject to a security interest or with respect to any other Collateral whenever payable;
(2)in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Holder may request to evidence the Holder’s security interest in such Borrower’s Intellectual Property and the goodwill and General Intangibles of such Borrower relating thereto or represented thereby;
(3)pay or discharge taxes and liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Note and pay all or any part of the premiums therefor and the costs thereof;
(4)execute, in connection with any sale provided for in this Note, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(5)(A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Holder or as the Holder shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Borrower with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Holder may deem appropriate; (G) license or assign any Copyright, Patent or

Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Holder shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Holder were the absolute owner thereof for all purposes, and do, at the Holder’s option and the Borrowers’ expense, at any time, or from time to time, all acts and things which the Holder deems necessary to protect, preserve or realize upon the Collateral and the Holder’s liens and security interests therein and to effect the intent of this Note, all as fully and effectively as such Borrower might do.
(ii)If any Borrower fails to perform or comply with any of its agreements contained in this Note, the Holder, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section 4(e).
(iii)Each Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with Section 4(e). All powers, authorizations and agencies contained in this Note are coupled with an interest and are irrevocable until this Note is terminated and the liens and security interests created hereby are released.
(e)Duty of Holder with Respect to Collateral. The Holder’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Holder deals with similar property for its own account. Neither the Holder nor any of its agents, or to the extent the Holder is not a natural person, its respective officers, directors, employees or agents (the “Holder Related Parties”) shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Borrower or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof, except for their own gross negligence or willful misconduct. The powers conferred on the Holder hereunder are solely to protect the Holder’s interests in the Collateral and shall not impose any duty upon the Holder to exercise any such powers. The Holder shall be accountable only for amounts actually received as a result of the exercise of such powers, and neither the Holder nor any Holder Related Party shall be responsible to any Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
5.Maturity. The entire outstanding principal balance and all unpaid accrued interest shall become fully due and payable on December 31, 2024 (the “Maturity Date”).
6.Default. If there shall be any Event of Default hereunder, at the option and upon the declaration of the Holder and upon written notice to the Borrowers (which election and notice shall not be required in the case of an Event of Default under Section 6(d), in which case, automatically and without any further action by any party), this Note shall accelerate and all principal and unpaid accrued interest shall become immediately due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:
(a)The Borrowers fail to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable;
(b)Any Borrower shall violate Section 4 of this Note;

(c)Any Borrower shall materially default in its performance of any covenant under this Note to the extent not otherwise specifically addressed in this Section 6 after written notice and a five (5) day opportunity to cure any curable default;
(d)A proceeding is commenced by or against any Borrower or any guarantor under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;
(e)Any Borrower shall incur any indebtedness secured by liens on any of such Borrower’s assets without the Holder’s prior written consent;
(f)Any of the following shall occur (other than a transaction with Holder): (i) the consummation of a merger, consolidation, reorganization, sale of equity interests by the Company or any holder of the Company’s equity interests, sale or other disposition of all or substantially all of the assets of the Company that results in (A) any change in the selection or composition of a majority of the board of directors of the Company as in effect on the date hereof or (B) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) shall directly or indirectly own or control in excess of fifty percent (50%) of the economic or voting interests of the Company that does not, as of the date hereof, directly or indirectly, own or control in excess of 50% of the voting interests of the Company or (ii) the failure of the Company to beneficially own and control, directly or directly, in the same manner it owns on the date hereof of the equity interests of its subsidiaries on the date hereof;
(g)Any Borrower enters into an agreement to sell all or substantially all of its assets to any party other than the Holder;
(h)Any agreement between the Company and the Holder in respect of a sale of all or substantially all of the Company’s assets to the Holder is terminated for any reason;
(i)Any of the funds advanced by Holder to the Borrowers pursuant to this Note are used by any Borrower for any reason other than for payment of operating expenses; or
(j)Any representations and warranties of any Borrower under this Note shall be untrue in any material respect as of the date such representation or warranty was made.
7.Cash Flow Projections. Borrowers will deliver to the Holder, no later than three (3) business days from the date hereof, estimated working cash budget projections forecasting cash balances of the Borrowers on a bi-weekly basis from the date hereof through the Maturity Date (“Cash Flow Projections”). On the Tuesday of every other week from the date hereof until the Maturity Date, the Borrowers will deliver to the Holder updated Cash Flow Projections.
8.Waiver. The Borrowers hereby waive demand, notice, presentment, protest and notice of dishonor.
9.Governing Law. This Note shall be governed by and construed under the substantive and procedural laws of the State of New York (without giving effect to principles of conflicts of law that would result in the application of the law of any other jurisdiction). Any legal action or proceeding with respect to this Note shall be brought exclusively in state or federal courts located within the Borough of Manhattan, City of New York, State of New York. By execution and delivery of this

Note, each Borrower and Holder each hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Note shall limit the Holder’s right to commence any proceeding in the federal or state courts of any other jurisdiction to the extent that the Holder determines that such action is necessary or appropriate to exercise its rights or remedies under this Note. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.
10.Jury Trial Waiver. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE, ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.Modification; Waiver. Any provision of this Note may be amended, waived or modified only upon the written consent of each party hereto.
12.Successors and Assigns. The provisions of this Note shall be binding upon and inure to the benefit of the Holder and his successors and permitted assigns.
13.Assignment. This Note may be transferred by the Holder at any time, without notice to or consent of any person, including, without limitation, the Borrowers. No Borrower may assign any of its rights or obligations hereunder without the prior written consent of the Holder (which may be withheld in its sole discretion).
14.Expenses. Each party shall pay its own fees and expenses in connection with (a) any enforcement, administration, amendment, supplement, modification or waiver of or to any provision of this Note or any documents relating hereto and (b) consent to any departure from the terms of any provision of this Note.
15.Joint and Several Liability. The obligations of the Borrowers hereunder are joint and several. Without limiting the foregoing, each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Holder (i) the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of any amounts owed by any Borrower to the Holder pursuant to this Note and (ii) the performance of all actions required to be taken by any Borrower pursuant to the terms of this Note.
[Signature Pages Follow]

BORROWERS:
Yield10 Bioscience, Inc.

By: /s/ Oliver Peoples
Name: Oliver Peoples
Title:     President and CEO

Yield10 OILSEEDS Inc.

By: /s/ Oliver Peoples
Name: Oliver Peoples
Title:    Director

YIELD10 BIOSCIENCE SECURITIES CORP.
(F/K/A METABOLIX SECURITIES CORP.)

By: /s/ Oliver Peoples
Name: Oliver Peoples
Title: President

ACCEPTED AND AGREED

HOLDER:
NUSEED NUTRITIONAL US INC.
By:     /s/ Brent Zacharias
Name:    Brent Zacharias
Title:    Group Executive, Nuseed